Exhibit 99.1

Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO BIOCHEM ANNOUNCES NYS DEPARTMENT OF HEALTH’S APPROVAL

OF A NEW WOMEN’S HEALTH INFECTIOUS DISEASE PANEL

PROVIDES THE ABILITY TO DIAGNOSE UP TO 13 DIFFERENT FEMALE INFECTIONS

FROM A SINGLE SWAB SAMPLE COMBINED WITH ENZO’S OTHER

APPROVED PANELS

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Furthers Enzo’s Development Program of Robust, Medically Relevant & Affordable Molecular Diagnostic Products and Services Addressing the Clinical Lab Industry’s Financial Pressures

NEW YORK, NY, October 23, 2017 – Enzo Biochem Inc. (NYSE:ENZ) today announced it has received approval of another women’s health infectious disease diagnostic panel, which when combined with the Company’s previously approved panels, makes for one of the most comprehensive, efficient and affordable diagnostic products and services on the market today. A variety of infections, including sexually transmitted ones, are detected from a single vaginal swab collection via the Company’s proprietary, versatile and cost-effective AMPIPROBE® platform. The announcement results from recent action by the New York State Department of Health granting conditional approval of the new panel’s 5 additional tests, complementing the already approved 8 infectious disease tests for a total of 13 organisms being detectable from a single vaginal swab specimen.

Enzo’s expanding women’s infectious disease menu complements and continues Enzo’s decades long offering of women’s health tests including a focused cancer offering. In the early 1980s, Enzo brought the first in situ HPV cervical cancer detection system to the marketplace. Enzo’s offerings have grown to include immunohistochemistry and gene expression platforms for detecting women’s cancers. The latest infectious disease panel follows previously approved AmpiProbe® real time amplification detection tests for qualitative detection of diseases such as Chlamydia trachomatis, Neisseria gonorrhoeae, Trichomonas vaginalis and Candida spp (C. albicans, C. glabrata, C. krusei, C. parapsilosis, and C. tropicalis). The newly approved tests for bacterial vaginosis (BV), including Atopobium vaginae, Gardnerella vaginalis, Lactobacillus spp, Megasphera spp and BVAB2, will now make Enzo’s women’s health panel one of the most comprehensive on the market.

Because of the panel’s comprehensiveness and high sensitivity, it quickly and conveniently provides doctors and patients with a result. Where previously a patient may have had to visit her physician multiple times for multiple tests before a diagnosis was reached, causing inconvenience and expense, this panel should reduce those challenges.

Elazar Rabbani, PhD, Enzo Chairman and CEO said “this underscores that our extensive product and services pipeline is moving along on schedule. We remain intently focused on developing and offering highly effective and affordable diagnostic products and services as solutions to the increasing financial pressures on the clinical laboratory industry from both diminishing reimbursements and the high cost of goods, particularly in the molecular diagnostic arena.”

Dr. Rabbani added that “since Enzo’s inception, we have been committed to advancing healthcare, and providing affordable and reliable diagnostic testing. Enzo is uniquely able to target its integrated diagnostic products and services corporate structure which allows our Company to create cost-effective solutions for the diagnostics market by a process involving technology development, manufacturing, clinical validation and commercialization, while also providing advanced state-of-the-art diagnostic laboratory and reference services. The Company will continue to offer products and services to the clinical laboratory industry at discounts from prevailing market prices.”

Enzo’s development program includes a line of assays based on its proprietary labelling and detection technologies for different applications such as cancer, infectious disease and immunology. The announcement today is the result of Enzo’s concerted use of its proprietary AMPIPROBE® platform. The next AmpiProbe® based pipeline panel under development will address the quantification of viral load in serum or plasma specimens. With the Company’s AmpiProbe-HCV® assay for the quantitative detection of Hepatitis C virus already approved, and with the addition of AmpiProbe® detection of Hepatitis B virus and HIV in development, that panel is well on the way towards completion. The Company is also developing a line of products designed to aid pathologists in differentiating the characteristics of various tumors from biopsy specimens. Also in the Company’s pipeline is a line of assays based on its proprietary flow cytometry platform for diverse applications in areas such as cancer, immunology and infectious disease. Moreover, many of the Company’s existing molecular diagnostic tests can be extended, such as, for example, extending the detection of vaginal HPV in women, to detecting HPV in oral and anal clinical samples in men and women. Enzo’s molecular-based products and services target a domestic laboratory market currently estimated to be in excess of $3 billion in revenues.

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products systems and services that meet the ever-changing and rapidly growing needs of healthcare today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2017. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

Contact:

Steve Anreder

Anreder& Co.

212-532-3232
steven.anreder@anreder.com